Exhibit 4.157
AMENDMENT NO. 3 TO THE SEVENTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This AMENDMENT NO. 3 TO THE SEVENTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of September 19, 2024, by and among CAC WAREHOUSE FUNDING LLC II, as the borrower (the “Borrower”), CREDIT ACCEPTANCE CORPORATION, as the servicer (in such capacity, together with its successors and assigns, the “Servicer”) and as the custodian (in such capacity, together with its successors and assigns, the “Custodian”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as a lender (the “WF Lender”), the other LENDERS FROM TIME TO TIME PARTY THERETO, as lenders (together with WF Lender, the “Lenders”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as the deal agent (in such capacity, together with its successors and assigns, the “Deal Agent”), and COMPUTERSHARE TRUST COMPANY, N.A. (as successor to Wells Fargo Bank, National Association), as the backup servicer (in such capacity, together with its successors and assigns, the “Backup Servicer”) and as the collateral agent (in such capacity, together with its successors and assigns, the “Collateral Agent”). Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement (as defined below).
R E C I T A L S
WHEREAS, the Borrower, the Servicer, the Lenders, the Deal Agent, the Backup Servicer and the Collateral Agent entered into that certain Seventh Amended and Restated Loan and Security Agreement, dated as of April 30, 2021 (as amended by Amendment No. 1 thereto, dated as of April 28, 2023, and by Amendment No. 2 thereto, dated as of July 26, 2024 (the “Existing Agreement”), as further amended by this Amendment, and as further amended from time to time, the “Agreement”); and
WHEREAS, the parties hereto desire to amend the Existing Agreement pursuant to Section 14.1 thereof as provided herein;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Amendments.
The parties hereto hereby agree that, as of the date of this Amendment, the Existing Agreement is hereby amended as follows:
(a)Section 1.1 is hereby amended by deleting the definition of “Commitment Termination Date” in its entirety and replacing it with the following:

“Commitment Termination Date: With respect to each Lender, September 20, 2027, or such later date to which the Commitment Termination Date may be extended if agreed in writing among the Borrower, the Deal Agent and each Lender.”
(b)Section 1.1 is hereby amended by deleting the definition of “Facility Limit” in its entirety and replacing it with the following:
“Facility Limit: $500,000,000; or as such amount may vary from time to time upon the written agreement of the Borrower, Credit Acceptance and the Deal Agent; provided, however, that on any date on or after the end of the Revolving Period with respect to all Lenders, the Facility Limit shall mean the aggregate outstanding Capital on such date.”
(c)The “Commitment Amount” of $400,000,000 referenced in Schedule VI is hereby deleted in its entirety and replaced with $500,000,000.
Section 2.Agreement in Full Force and Effect as Amended.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement, the “Loan and Security Agreement,” “hereof,” “herein,” or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This Amendment shall not constitute a novation of the Agreement, but shall constitute an amendment thereof. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.
Section 3.Representations.
Each of the Borrower and the Servicer represent and warrant as of the date of this Amendment as follows:
(a)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
(b)the execution, delivery and performance by it of this Amendment are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;
(c)no consent, license, permit, approval or authorization of, or registration, filing or declaration with, any governmental authority is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment by or against it;
(d)this Amendment has been duly executed and delivered by it;
(e)this Amendment constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity;
(f)each of the representations and warranties set forth in Sections 4.1, 4.2 and 4.3 of the Agreement made by it is true and correct in all material respects unless such representation or warranty specifically relates to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date; and
(g)no Amortization Event or Termination Event has occurred and is continuing and no event or condition exists that, with the giving of notice and/or passage of time, would constitute an Amortization Event or a Termination Event.
Section 4.Conditions to Effectiveness.
This Amendment shall become effective as of the date hereof upon the receipt by the Deal Agent of (i) executed counterparts of this Amendment properly executed by each of the parties hereto and (ii) executed counterparts of that certain Thirteenth Amended and Restated Fee Letter, dated as of the date hereof, among the Deal Agent, the Lender, and the Borrower.
Section 5.Miscellaneous.
(a)This Amendment shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature.  Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature.  Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(b)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(c)This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(d)The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.

(e)Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(f)This Amendment represents the final agreement between the parties only with respect to the subject matter expressly covered hereby and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements between the parties. There are no unwritten oral agreements between the parties.
(g)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE BORROWER:	CAC WAREHOUSE FUNDING LLC II
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Chief Treasury Officer

THE SERVICER AND CUSTODIAN:	CREDIT ACCEPTANCE CORPORATION
By: /s/ Douglas W. Busk
Name: Douglas W. Busk
Title: Chief Treasury Officer

THE COLLATERAL AGENT AND BACKUP SERVICER:	COMPUTERSHARE TRUST COMPANY, N.A., as Collateral Agent and Backup Servicer
By: /s/ Kristen Walters
Name: Kristen Walters
Title: Vice President

THE DEAL AGENT AND SOLE LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION, as Deal Agent and Lender
By: /s/ Caleb Keitt
Name: Caleb Keitt
Title: Vice President / Authorized Signatory